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                                                                 Exhibit 5.1


                          November 8, 2001


Board of Directors
AMCON Distributing Company
10228 "L" Street
Omaha, NE 68127

                             Re:  AMCON Distributing Company
                                  Registration Statement on Form S-4
                                  (Commission File No. 333-71300)

Ladies and Gentlemen:

                  We have acted as counsel for AMCON Distributing Company, a Delaware corporation ("AMCON"), and, at the request of AMCON, have examined the above-referenced registration statement on Form S-4 (the "Registration Statement"), filed by AMCON with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

                  The Registration Statement relates to, among other things, the registration under the Act of 477,558 shares (the "Shares") of common stock, $.01 par value per share, of AMCON, which is the maximum number of Shares likely to be issued in connection with the proposed merger (the "Merger") of Hawaiian Natural Water Company, Inc., a Delaware corporation ("HNWC"), with and into AMCON Merger Sub, Inc., a Delaware corporation ("Merger Sub"), pursuant to a Fifth Amended and Restated Agreement and Plan of Merger, dated as of September 27, 2001 (the "Merger Agreement"), among AMCON, HNWC and Merger Sub, as described in the Registration Statement.

                  In the preparation of this opinion letter, we have examined originals or copies identified to our satisfaction of
(i) the Certificate of Incorporation of AMCON, as filed with the State of Delaware; (ii) the Bylaws of AMCON; (iii) all resolutions of the Board of Directors of AMCON relating to the Merger and the issuance of the Shares being registered under the Registration Statement; (iv) the Merger Agreement; and (v) the Registration Statement, including the exhibits thereto. We also have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

                  As to the matters of fact, we have relied upon the respective representations of AMCON, HNWC and Merger Sub contained in the Merger Agreement, and, where we have deemed appropriate, representations or certificates of officers of AMCON or public officials. In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the


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Board of Directors
AMCON Distributing Company
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originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by AMCON.

                  Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion letter are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion letter or to otherwise communicate with you in the event of any such change.

                  Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement and the approval of the Merger Agreement by the respective stockholders of HNWC and Merger Sub, the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement (including compliance with all conditions of the Merger set forth therein that are not waived by the parties thereto), will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not thereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                /s/Stinson, Mag & Fizzell, P.C.
                                STINSON, MAG & FIZZELL, P.C.